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                                                                    EXHIBIT 23.3

                                      CONSENT


     We hereby consent to the use of our name under the caption "Experts" in the Prospectus forming a part of the Registration Statement and do hereby confirm the statements therein made.


                                   AQUILINO & WELSH


                                     /s/ Nicholas J. Aquilino
                                   --------------------------------
                                   By:  Nicholas J. Aquilino

Arlington, Virginia

July 2, 1998